Exhibit 10.127

LOAN AGREEMENT
 by and between
POMACY CORPORATION,
 as Borrower,
and
SNH ALT MORTGAGED PROPERTIES TRUST,
 as Lender

Dated as of February 28, 2003

_________________________________

EXHIBITS

A -     Due Diligence Information and Diligence Dates

B -     Excluded Assets

C -     Outstanding Title Matters

D -     Permitted Control Persons

E -     Form of Note

F -     Form of Guaranty

G -     Form of Mortgage

H -     Form of Lease Assignment

I -     Form of Contract Assignment

J -     Form of UCC Financing Statement

K -     Form of Environmental Indemnity

L -     Form of Stock Pledge

LOAN AGREEMENT

THIS LOAN AGREEMENT is made and entered as of February 28, 2003, by and between POMACY CORPORATION, a Delaware corporation ("Borrower"), and SNH ALT MORTGAGED PROPERTIES TRUST, a Maryland real estate investment trust ("Lender").

W I T N E S S E T H:

WHEREAS, Borrower is the owner and operator of the Facilities (this and other capitalized terms used herein having the meanings ascribed to such terms in Article 1); and

WHEREAS, Borrower has requested that Lender provide a loan to Borrower, and Lender is willing to make such a loan, subject to and upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings set forth below or in the Article or Section of this Agreement referred to below; such terms, as so defined, shall include in the singular, the plural, and in the plural, the singular, and the use of any gender shall include all genders.

      1.1   Acceptable Title Matters" shall mean the matters shown on the Title Commitments or Surveys which are not Outstanding Title Matters.

      1.2  "Acquiring Guarantor" shall mean any successor in interest to any Guarantor, which shall be deemed to include, without limitation, (a) any Person or group of two or more Persons acting in concert (other than a Permitted Control Person or a group comprised exclusively of Permitted Control Persons), that acquire the ownership of fifty percent (50%) or more of the voting power of the outstanding shares of voting stock of any Guarantor, (b) any Person resulting from the merger or consolidation of any Guarantor, and (c) any Person acquiring through any one or more sales or conveyances all or substantially all of any Guarantor's assets (including its capital stock) or business, except that this clause (c) shall not apply to any Person solely because such Person acquires all or substantially all of Borrower's assets in accordance with the terms and conditions of the Loan Documents.

      1.3   "Acquisition Date" shall have the meaning given such term in the Environmental Indemnity.

      1.4   "Affiliated Person" shall mean, with respect to any Person, (a) in the case of any such Person which is a partnership, any partner in such partnership; (b) in the case of any such Person which is a limited liability company, any member of such company; (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent of the Persons referred to in the preceding clauses (a) and (b); (d) any other Person otherwise directly or indirectly controlling or under common control with such Person or one or more of the Persons referred to in the preceding clauses (a), (b) and (c); and (e) any other Person who is a member of the Immediate Family of such Person or any Person referred to in the preceding clauses (a) through (d).

      1.5   "Agreement" shall mean this Loan Agreement, as the same may be amended, modified or supplemented from time to time as herein provided.

      1.6   "Alterra" shall mean Alterra Healthcare Corporation, a Delaware corporation and the Parent of Borrower, and its permitted successors and assigns.

      1.7   "Base Interest" shall have the meaning given such term in the Note.

      1.8   "Borrower" shall have the meaning given such term in the preamble to this Agreement.

      1.9   "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

      1.10   "Closing Date" shall mean the date upon which the Loan is closed and funded in accordance with this Agreement.

      1.11   "Conforming Bankruptcy Proceeding" shall have the meaning given such term in the Lease.

      1.12   "Conforming Plan" shall have the meaning given such term in the Lease.

      1.13   "Contract Assignments" shall have the meaning given such term in Section 3.3.4.

      1.14   "Corrected Title Matters" shall mean, collectively, any Outstanding Title Matters for which Borrower obtains the required revisions, estoppels or certificates as set forth on Exhibit C attached hereto and (b) any Outstanding Title Matters which otherwise become Corrected Title Matters in accordance with the definition of "Permitted Encumbrances" set forth in this Agreement.

      1.15   "Declaration" shall mean the Declaration of Trust establishing Lender, dated _________________, as amended, as filed with the Department of Assessments and Taxation of the State of Maryland.

      1.16   "Default" shall mean any condition, event, act or omission which with notice and/or lapse of time may ripen into an Event of Default.

      1.17   "Default Rate" shall have the meaning given such term in the Note.

      1.18   "Diligence Date" shall mean the relevant date of the items and information listed on Exhibit A attached hereto with respect to each item of Due Diligence Information thereon.

      1.19   "Due Diligence Information" shall mean the items and information delivered to the Purchaser with respect to the Properties listed on Exhibit A attached hereto.

      1.20   "Entity" shall mean any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency or political subdivision thereof or any other entity.

      1.21   "Environment" shall mean soil, surface waters, ground waters, land, stream, sediments, surface or subsurface strata and ambient air.

      1.22   "Environmental Indemnity" shall have the meaning given such term in Section 3.3.6.

      1.23   "Environmental Laws" shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders (whether now existing or hereafter enacted or promulgated irrespective of whether its enactment is foreseeable or contemplated), of all courts of competent jurisdiction, and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health (except those requirements which, by definition, are solely the responsibility of employers) or the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or Regulated Medical Wastes underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

      1.24   "Environmental Notice" shall have the meaning given such term in Section 5.4(a).

      1.25   "Event of Default" shall have the meaning given such term in Section 6.1.

      1.26   "Excluded Assets" shall mean, collectively, all (a) vehicles, (b) computers, copiers, fax machines, employee cell phones and pagers and other similar equipment subject to purchase money financing, all of which are listed on Exhibit B attached hereto, (c) proprietary materials and software and trademarks and tradenames and (d) all modifications, replacements, alterations and additions of the foregoing (but, with respect to the preceding clause (b), only to the extent the same are subject to purchase money financing).

      1.27   "Facility" shall mean, with respect to any Property, the assisted living/special care facility being operated on such Property.

      1.28   Financing Statements" shall have the meaning given such term in Section 3.3.5.

      1.29   "GAAP" shall mean generally accepted accounting principles consistently applied.

      1.30   "Government Agencies" shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the States of Florida or Michigan or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Borrower or the Property or any portion thereof or the Facilities operated thereon.

      1.31   "Guaranties" shall have the meaning given such term in Section 3.3.1.

      1.32   "Guarantor" shall mean any of Alterra, Tenant and each and every other guarantor of Borrower's obligations under this Agreement, and each such guarantor's successors and assigns.

      1.33   "Hazardous Substances" shall mean any substance: (a) the presence of which requires or may hereafter require notification, investigation or remediation under any federal, state or local statute, regulation, rule, ordinance, order, action or policy; or (b) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.) and the regulations promulgated thereunder; or (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof; or (d) the presence of which on the Property, or any portion thereof, causes or materially threatens to cause an unlawful nuisance upon the Property, or any portion thereof, or to adjacent properties or poses or materially threatens to pose a hazard to the Property, or any portion thereof, or to the health or safety of persons on or about the Property, or any portion thereof; or (e) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or (f) without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or (g) without limitation, which contains or emits radioactive particles, waves or material; or (h) without limitation, constitutes Regulated Medical Wastes.

      1.34   "Immediate Family" shall mean, with respect to any individual, his spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents- in-law, brothers-in-law, sisters-in-law, nephews and nieces, and the heirs, executors, administrators, legal representatives and successors and assigns of such individuals (if permitted) where the context so admits or requires.

      1.35   "Impositions" shall mean all taxes, assessments, and ad valorem, sales, and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same are imposed on Borrower with respect to the Property and/or the business conducted thereon by Borrower and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time by any governmental authority upon or against the Property or taxes in lieu thereof, but expressly excluding (a) any net revenue tax imposed on Lender, (b) any tax based on net income imposed on Lender, and (c) any single business, gross receipts tax, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lender.

      1.36   "Indebtedness" shall mean all obligations, contingent or otherwise, which in accordance with GAAP should be reflected on the obligor's balance sheet as liabilities.

      1.37   "Landlord" shall mean SNH ALT Leased Properties Trust, and its successors and assigns.

      1.38   "Lease" shall mean that certain Lease Agreement, dated as of the date hereof, between Landlord, as landlord, and Tenant, as tenant.

      1.39   "Lease Documents" shall have the meaning given such term in the Lease.

      1.40   "Lease Assignments" shall have the meaning given such term in Section 3.3.3.

      1.41   "Lender" shall have the meaning given such term in the preamble to this Agreement.

      1.42   "Loan" shall have the meaning given such term in Section 2.1.

      1.43   "Loan Documents" shall mean, collectively, this Agreement, the Note, the Security Agreements and any other documents executed or delivered in connection with any of the foregoing.

      1.44   "Material Adverse Change" shall mean (a) a decrease in the aggregate occupancy of the Pooled Facilities of more than ten percent (10%) in the aggregate since the relevant Diligence Date, (b) any change in the condition of any single Pooled Property, or any Pooled Facility located thereon (including, without limitation, any casualty, condemnation (or threat thereof), any environmental, structural, mechanical or title defect or violation of law), that results in, or is reasonably likely to result in, a cost to remedy or repair in excess of $500,000, which change first occurs after the Diligence Date related to the relevant Due Diligence Information with respect thereto or (c) any change or changes in the condition of any or all of the Pooled Properties, or any or all of the Pooled Facilities located thereon (including, without limitation, any casualty, condemnation (or threat thereof), any environmental, structural, mechanical or title defect or violation of law), that result in, or are reasonably likely to result in, an aggregate cost to remedy or repair in excess of $3,000,000, which changes first occur after the Diligence Date related to the relevant Due Diligence Information with respect thereto.

      1.45   "Mortgages" shall have the meaning given such term in Section 3.3.2.

      1.46   "Note" shall have the meaning given such term in Section 2.2.

      1.47   "Outstanding Title Matters" shall mean, collectively, all matters shown on the Title Commitments or Surveys for which Lender has required Borrower to obtain the revisions, estoppels and certificates set forth on Exhibit C attached hereto.

      1.48   "Parent" shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Subsidiaries or Affiliated Persons, fifty percent (50%) or more of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

      1.49   "Permitted Control Person" shall mean any Person listed on Exhibit D attached thereto who, immediately following confirmation of the Conforming Plan, owns of at least five percent (5%) of the voting power of the outstanding shares of voting stock of Alterra.

      1.50   "Permitted Encumbrances" shall mean, with respect to any Property, (a) liens for taxes, assessments and governmental charges with respect to such Property not yet due and payable or due and payable but not yet delinquent; (b) applicable zoning regulations and ordinances in effect on or prior to the relevant Diligence Date related to the Due Diligence Items for such Property, together with applicable zoning regulations and ordinances promulgated or enacted after such relevant Diligence Date to the extent same do not constitute a Material Adverse Change; (c) UCC financing statements which would be permitted pursuant to the terms of Section 21.9 of the Lease or which are in effect with respect to the Excluded Assets as of the relevant Diligence Dates; (d) all Acceptable Title Matters and all Corrected Title Matters; provided, however, if Borrower does not so obtain the required revisions, estoppels or certificates with respect to any Outstanding Title Matters, then the Permitted Exceptions shall include such Outstanding Title Matters in the event that Lender has actual knowledge thereof and, notwithstanding such actual knowledge, elects to proceed with the Closing, in which event such Outstanding Title Matters shall be included within the definition of "Corrected Title Matters" hereunder; and (e) such other nonmonetary encumbrances with respect to such Property first arising after the relevant Diligence Date which do not constitute a Material Adverse Change.

      1.51   "Permitted Use" shall have the meaning given such term in Section 5.2.

      1.52   "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person (if permitted) where the context so admits or requires.

      1.53   "Pooled Properties" shall mean, collectively, the Properties and the properties that are subject to the Lease Documents.

      1.54   "Pooled Facilities" shall mean, collectively, the Facilities and the facilities that are subject to the Loan Documents.

      1.55   "Property" shall mean any Mortgaged Property, as such term is defined in the Mortgages, and shall include the Facility located on such Mortgaged Property, but shall exclude the Excluded Assets.

      1.56   "Provider Agreements" shall mean all participation, provider and reimbursement agreements or arrangements now or hereafter in effect for the benefit of Borrower in connection with the operation of the Facilities relating to any right of payment or other claim arising out of or in connection with Borrower's participation in any Third Party Payor Program.

      1.57   "Regulated Medical Wastes" shall mean all materials generated by Borrower, any Affiliated Person as to Borrower, subtenants, patients, occupants or the operators of the Property which are now or may hereafter be subject to regulation pursuant to the Material Waste Tracking Act of 1988, or any applicable laws promulgated by any Government Agencies.

      1.58   "Recording Acts" shall have the meaning given such term in Section 4.5.

      1.59   "SEC" shall mean the Securities and Exchange Commission.

      1.60   "Security Agreements" shall mean, collectively, the Guaranties, the Mortgages, the Lease Assignments, the Contract Assignments, the Financing Statements, the Environmental Indemnity, the Stock Pledge and all other certificates and documents executed in connection with or securing the Note or any of them.

      1.61   "Stock Pledge" shall have the meaning given such term in Section 3.3.7.

      1.62   "Subsidiary" shall mean, with respect to any Person, any Entity (a) in which such Person owns directly, or indirectly through one or more Subsidiaries, fifty percent (50%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

      1.63   "Surveys" shall mean, collectively, one or more ALTA surveys which have been delivered to Lender with respect to each of the Properties.

      1.64   "Tenant" shall mean AHC Trailside, Inc., a Delaware corporation, the tenant under the Lease.

      1.65   "Third Party Payor Programs" shall mean all third party payor programs in which Borrower presently or in the future may in its sole discretion elect to participate, including, without limitation, Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance programs and employees assistance programs.

      1.66   "Title Company" shall mean Chicago Title Insurance Corporation or such other ALTA member title insurance company as shall be acceptable to Lender.

      1.67   "Title Commitments" shall mean, collectively, one or more commitments to issue title insurance issued by the Title Company to Lender with respect to the Property in accordance with the provisions of Section 3.4.

      1.68   "UCC" shall have the meaning given such term in Section 3.3.5.

ARTICLE 2

THE LOAN

      2.1   Commitment for the Loan. Subject to and upon the terms and conditions of this Agreement, Lender agrees to make to Borrower, and Borrower agrees to accept from Lender, a loan (the "Loan") in the original principal amount of Six Million Nine Hundred Thousand Dollars ($6,900,000).

      2.2   The Note. The Loan shall be evidenced by a promissory note made by Borrower to the order of Lender, dated the date hereof, in the amount of the Loan and in the form annexed hereto as Exhibit E (the "Note").

      2.3   Interest. The Loan shall bear interest and other charges as provided in the Note.

      2.4   Maturity. Unless sooner paid or payable provided in this Agreement or in the Note (whether by prepayment, acceleration or otherwise), the entire unpaid principal of the Note, together with all interest and other charges thereon, shall be due and payable on June 30, 2004.

      2.5   Required Prepayments. Simultaneously with the closing of a sale with respect to any Facility, Borrower shall make a required prepayment of the Note in an amount equal to the net proceeds of such sale (being the excess of the purchase price over reasonable brokerage commissions or finders' fees payable to unaffiliated third parties, prorations and closing costs in connection with such sale), which sale and payment shall otherwise comply with all of the terms and conditions of the Loan Documents.

      2.6   Optional Prepayments. Borrower shall have the right to prepay the Note, in whole or in part, prior to maturity, on the terms set forth in the Note.

      2.7   Default Interest. From and after the occurrence of an Event of Default, any amount due under any of the Loan Documents shall (to the extent permitted by law) bear interest at the Default Rate.

      2.8   Late Payments. In the event that any payment required to be made to Lender under any of the Loan Documents shall not be paid within ten (10) days after the same becomes due, Borrower shall, at the election of Lender, pay to Lender, in addition to all other amounts payable hereunder and under the Note, a "late fee" equal to five percent (5%) of the overdue amount.

      2.9   Payments on Non-Business Days; Calculations. Whenever any payment to be made under any of the Loan Documents shall be stated to be due on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day and interest shall be payable at the applicable rate during such extension. All interest under each of the Loan Documents shall be calculated on the basis of a 360-day year consisting of twelve (12) equal 30-day months, with partial months calculated on the basis of the actual number of days elapsed.

      2.10   Net Payments. All payments to Lender under any of the Loan Documents shall be made to such account of Lender within the continental United States as Lender shall from time to time designate in writing, in lawful money of the United States of America and in immediately available Federal funds on the date of payment, without setoff or counterclaim and in such amounts as may be necessary in order that all such payments (after withholding for or on account of any present or future taxes, levies, imposts, duties or other similar charges of whatsoever nature generally imposed by any government or any political subdivision or taxing authority thereof on the making of, or in respect of payments on, any loan or indebtedness secured by a mortgage of real estate, other than any franchise tax on, or any tax on or measured by the net income of, Lender) shall not be less than the amounts otherwise specified to be paid under the Loan Documents.

      2.11   Stamp Taxes, Etc. Borrower shall pay any taxes on the issue, execution and delivery of the Loan Documents and any stamp or other taxes (other than (a) any net revenue tax imposed on Lender, (b) any tax based on net income imposed on Lender, and (c) any single business, gross receipts tax, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lender) levied by any jurisdiction on the execution, delivery, filing, recording, performance and enforcement of the Loan Documents and all taxes levied by any jurisdiction by reason of any payments under this Article 2.

ARTICLE 3

GENERAL CONDITIONS PRECEDENT

The obligation of Lender to make the Loan shall be subject to the prior or simultaneous satisfaction of the following conditions precedent:

      3.1   The Note. Borrower shall have delivered the original duly executed Note to Lender.

      3.2   No Default; Representations and Warranties. As of the Closing Date and immediately after giving effect thereto, (a) no Default or Event of Default shall have occurred and be continuing; (b) all representations and warranties contained in the Loan Documents shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of such date; (c) Borrower shall have complied in all material respects with all covenants and agreements set forth in the Loan Documents; and (d) there shall have been delivered to Lender a certificate, dated as of the Closing Date, signed by Borrower to the effect set forth in this section.

      3.3   Security Agreements, Etc. There shall have been duly executed and delivered to Lender, as additional security for the due and punctual payment and performance of the obligations of Borrower under the Loan Documents:

      3.3.1   Guaranties. A guaranty from Alterra, as guarantor, to Lender, and a guaranty from Tenant, as guarantor, to Lender (collectively, the "Guaranties"), each dated as of the Closing Date and in the forms annexed hereto as Exhibits F-1 and F-2, respectively, which shall, as of the Closing Date, guarantee the payment and performance of all of Borrower's obligations under the Loan Documents;

      3.3.2   Mortgages. One or more mortgages, assignments of leases and rents and security agreements (collectively, the "Mortgages"), from Borrower, as mortgagor, to Lender and Landlord, as mortgagee, dated as of the Closing Date and in the form annexed hereto as Exhibit G with respect to the Property, which shall, as of the Closing Date, create a valid and perfected first mortgage lien on, and security interest in, the Property;

      3.3.3   Assignments of Leases and Rents. One or more assignments of leases and rents (collectively, the "Lease Assignments"), from Borrower, as assignor, to Lender and Landlord, as assignee, dated as of the Closing Date and in the form annexed hereto as Exhibit H with respect to the Property, which shall, as of the Closing Date, create an absolute assignment to Lender of all leases and rents with respect to the Property;

      3.3.4   Assignments of Contracts, Licenses and Permits. One or more assignments of contracts, licenses and permits (collectively, the "Contract Assignments"), from Borrower, as assignor, to Lender and Landlord, as assignee, dated as of the Closing Date and in the form annexed hereto as Exhibit I with respect to the Property, which shall, as of the Closing Date, create an absolute assignment to Lender of all contracts, licenses and permits with respect to the Property, other than the Excluded Assets;

      3.3.5   Financing Statements. Financing statements relating to the assignments and security interests referred to in Sections 3.3.1 through 3.3.4, naming Lender and Landlord as secured parties and Borrower as debtor, in the form annexed hereto as Exhibit J (the "Financing Statements") and sufficient in number to be filed with all public offices within the States of Florida and Michigan with which such Financing Statements are required to be filed to create a perfected security interest under the Uniform Commercial Code of the States of Florida and Michigan (the "UCC") in the collateral described thereon; and

      3.3.6   Environmental Indemnity. An indemnification agreement (the "Environmental Indemnity"), from Alterra and Borrower to Lender and Landlord, dated as of the Closing Date and in the form annexed hereto as Exhibit K, which shall, as of the Closing Date, indemnify Lender and Landlord from and against any liabilities associated with the presence of Hazardous Substances on the Property.

      3.3.7   Stock Pledge Agreement. A stock pledge agreement (the "Stock Pledge") from Alterra to Lender and Landlord, dated as of the Closing Date and in the form annexed hereto as Exhibit L, which shall, as of the Closing Date, create an absolute assignment to Lender and Landlord of all of the stock of Borrower.

      3.4   Title Insurance. As of the Closing Date, the Title Company shall be prepared, subject only to payment of the applicable premium endorsement fees and delivery of the Mortgages in recordable form, to issue mortgagee's title insurance policies naming Lender and Landlord, as insureds, covering the portion of the Property consisting of land, improvements and fixtures with an amount allocated to such portion of the Property covered thereby as Lender shall have reasonably required, in form and substance consistent with the Title Commitments, subject only to the Permitted Exceptions.

      3.5   Filing of Security Agreements, Etc. As of the Closing Date, each of the documents referred to in or delivered pursuant to the provisions of Section 3.3 shall have been duly executed and delivered in form satisfactory to enable the Title Company to issue the title policy or policies described in Section 3.4 with the "gap" exceptions deleted, or, in the alternative only if such "gap" coverage is unavailable, such documents shall have been duly recorded or filed in such manner and in such places as is required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by the Loan Documents, and all taxes, fees and other charges in connection with the execution, delivery and/or filing of the Loan Documents shall have been duly paid.

      3.6   Legality. As of the Closing Date, no statute, rule or regulation (including, without limitation, any statute, rule or regulation relating to taxation) of any governmental body shall have come into effect which makes it illegal for Lender to make the Loan.

      3.7   Insurance. As of the Closing Date, Borrower shall have delivered to Lender certificates of insurance evidencing compliance with the applicable provisions of this Agreement and the Mortgages.

      3.8   Opinions of Borrower's Counsel. As of the Closing Date, there shall have been delivered to Lender legal opinions, addressed to Lender and dated the Closing Date, of counsel to Borrower acceptable to Lender and its counsel, in form and substance reasonably satisfactory to Lender and its counsel, to the effect that Borrower, Tenant and Alterra are duly organized and validly existing and in good standing; that Borrower, Tenant and Alterra have the power and authority to perform their respective obligations under the Loan Documents and the Lease Documents; that all necessary approvals and consents to enable Borrower, Tenant and Alterra to enter into the Loan Documents and the Lease Documents to which any of them is a party have been duly obtained; that the Loan Documents and the Lease Documents have been duly executed and delivered; as to the validity, binding effect and enforceability of the Loan Documents and the Lease Documents; that the Loan is not usurious (without giving effect to any clauses which purport to reduce or reschedule the payment of interest in the event of a violation of such laws); and addressing such other matters as Lender or its counsel may reasonably request.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and to make the Loan, Borrower hereby represents and warrants that:

      4.1   Status and Authority of Borrower. Borrower is a corporation duly organized and validly existing under the laws of Delaware and has all requisite power and authority under the laws of such State and its charter, by-laws and other documents to own its property and assets, to enter into and perform its obligations as such under the Loan Documents to which it is a party, and to transact the business in which it is engaged or presently proposes to engage. Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of the business conducted or to be conducted by it or the ownership of properties owned by it requires such qualification, including, without limitation, the jurisdictions in which the Property is located.

      4.2   Action of Borrower. Borrower has taken all necessary action under its charter, by-laws and other documents to authorize the execution, delivery and performance of the Loan Documents to which it is a party and each such Loan Document constitutes the valid and binding obligation and agreement of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors, and moratorium laws from time to time in effect, and except to the extent that the availability of equitable relief may be subject to the discretion of the court before which any proceeding therefor might be brought.

      4.3   No Violations of Other Agreements, Etc. Neither the execution and delivery of any of the Loan Documents by Borrower, nor compliance by Borrower with the terms and provisions hereof or thereof, are events which of themselves, or with the giving of notice or the passage of time, or both, could constitute, on the part of Borrower, a violation of, or conflict with, or result in any breach of, or default under, the terms, conditions or provisions of any other agreement, instrument or understanding to which Borrower is a party or by which Borrower or the Property are bound, or require any consent, permit, approval, authorization, declaration or filing under or pursuant to, any statute, law, judgment, decree, order, rule or regulation applicable to Borrower, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Property or any portion thereof or interest therein (other than the liens created by the Security Agreements) or any other property or assets of Borrower pursuant to the terms of any other indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument to which Borrower may be a party or by which it or any of its properties may be bound, or violate any provisions of law, or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency.

      4.4   Judgments; Litigation. Except as otherwise disclosed to Lender in writing, there are no judgments presently outstanding and unsatisfied against Borrower or the Property or any portion thereof and neither Borrower nor the Property nor any portion thereof is involved in any litigation at law or in equity, or any proceeding before any court, or by or before any governmental or administrative agency, which litigation or proceeding could have a material adverse effect on Borrower or the Property or Lender's security interest therein, and no such material litigation or proceeding is, to the best of the knowledge, information and belief of Borrower, threatened against Borrower or against any of its properties and, to the best of the knowledge, information and belief of Borrower, no investigation looking toward such a proceeding has begun or is contemplated.

      4.5   Priority of Liens. As of the Closing Date, subject to the advance of funds under the Loan, the filing of the Financing Statements where required by law, and the recording of the Mortgages and the Lease Assignments in the Public Records of the counties in which the Property is located, the Mortgages and the security interests and liens granted to Lender pursuant to the other Security Agreements in the property purported to be covered thereby (including subsequently acquired personal property upon acquisition thereof), (a) will constitute perfected security interests under the UCC, to the extent such security interests can be perfected by filing, or, with respect to such property constituting real property or fixtures or otherwise subject to laws governing liens on real estate, perfected mortgage liens under the real estate recording acts of the States of Florida and Michigan (the "Recording Acts"), (b) will be entitled to all of the rights, benefits and priorities provided by the UCC or the Recording Acts, as applicable, and (c) except as expressly set forth in the Title Policies or as otherwise may be expressly permitted by this Agreement and the Security Agreements, will be superior and prior to the rights of all Persons now existing or hereafter arising.

      4.6   Charter Documents, Etc. Borrower has heretofore delivered to Lender true, correct and complete copies of its charter documents, none of which have been amended except as evidenced by amendments similarly delivered.

      4.7   Insurance. The insurance coverages required by the Mortgages are in full force and effect. Borrower has not received any notice from any insurance carrier and is not aware of defects or inadequacies in the Property which, if not corrected, would result in termination of insurance coverage or increase its cost. There is no pending claim, action or proceeding, and no notice of a possible claim, action or proceeding has been received by Borrower under, with respect to the termination of such insurance coverage for any Property.

      4.8   Taxes. Borrower has properly filed all Federal, state and other income, franchise, property and other tax returns which are required to be filed and have paid all taxes required to be paid in connection therewith to the extent that such taxes have become due, except to the extent that the same (a) have been disclosed to Lender in writing, and (b) are being currently contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted and adequate reserves shall have been set aside therefore in accordance with generally accepted accounting principles.

      4.9   Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

ARTICLE 5

COVENANTS

Borrower hereby further covenants and agrees as follows:

      5.1   Payments. To pay the principal of, and interest and other charges on, the Note in accordance with its terms and to pay all fees, expenses and other amounts due under the Loan Documents in accordance with the terms thereof.

      5.2   Permitted Use, Etc. Continuously to use and operate, or cause to be used and operated, each Facility as an assisted living/special care facility and for any uses incidental thereto (the particular use to which the Facility is put at any particular time, its "Permitted Use"); not to use any Facility or any portion thereof for other than its Permitted Use without the prior written consent of Lender, which consent may not be unreasonably withheld or delayed; not to take, or omit to take, any action, the taking or omission of which may materially impair the value or the usefulness of any of the Property for its Permitted Use.

      5.3   Compliance with Laws, Etc. Except to the extent that the same may properly be contested in accordance with the Mortgage, to (a) comply in all material respects with all laws, regulations and other requirements from time to time in effect or otherwise applicable to the Property, (b) procure, maintain and comply in all material respects with all appropriate licenses, certificates of need, permits, provider agreements and other authorizations required for any use of the Property then being made, and for the proper erection, installation, operation and maintenance of the Property or any part thereof, and (c) comply in all material respects with all terms, covenants and conditions of all Permitted Encumbrances; to use and operate the Property and all portions thereof, for the Permitted Use in material compliance with, and to obtain and maintain in full force and effect all material approvals, consents, permits, licenses and certificates required under, all applicable federal, state, municipal and other material governmental statutes, laws, ordinances, by-laws, rules, regulations and other legal requirements, including, without limitation, those relating to certifications for reimbursement licensure and those relating to construction, occupancy, zoning, subdivision, land use, adequacy of parking, conservation, wetlands protection, environmental protection, occupational health and safety and fire safety and food and beverage services, and with all material restrictions and easements of any kind affecting the Property the non-compliance with which may have a material effect upon the Property, Borrower or the security of the Security Agreements or may impose a duty or obligation upon Borrower or Lender.

      5.4   Environmental Matters. (a) Not to store, spill upon, dispose of or transfer to or from the Property any Hazardous Substance, except that Borrower may store, transfer and dispose of Hazardous Substances in compliance with all Environmental Laws; to maintain the Property at all times free of any Hazardous Substance (except such Hazardous Substances as are maintained in compliance with all Environmental Laws); promptly to (i) notify Lender in writing of any change in the nature or extent of such Hazardous Substances maintained, (ii) transmit to Lender a copy of any report which is required to be filed with respect to the Property pursuant to any Environmental Law, (iii) transmit to Lender copies of any citations, orders, notices or other governmental communications received by Borrower or its agents or representatives with respect thereto (collectively, "Environmental Notice"), (iv) observe and comply in all material respects with any and all Environmental Laws relating to the use, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use or maintenance or requiring the removal, treatment, containment or other disposition thereof, and (v) pay or otherwise dispose (or cause to be paid or otherwise disposed) of any fine, charge or Imposition related thereto.

(b) To take all actions, and to incur any and all expense, as may be reasonably necessary and as may be required by any Government Agencies having jurisdiction thereof, (x) to clean up and remove from and about the Property all Hazardous Substances thereon, (y) to contain and prevent any further release or threat of release of Hazardous Substances on or about the Property and (z) to eliminate any further release or threat of release of Hazardous Substances on or about the Property.

(c) To indemnify and hold harmless Lender from and against all liabilities, obligations, claims, damages, penalties, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) imposed upon, incurred by or asserted against any of them by reason of any failure by Borrower to perform or comply with any of the terms of this Section 5.4, except that Borrower's obligations hereunder shall not apply to events or activities giving rise to liabilities, obligations, claims, damages, penalties, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) if such events or activities take place on or after the Acquisition Date, unless such events shall arise or such activities take place as a result of the acts or omissions of Borrower.

      5.5   Compliance with Agreements. To comply with each and every material term, covenant and condition contained in any Security Agreement and in this Agreement and the Note and to comply in all material respects with each and every agreement or other agreement or instrument to which Borrower is a party relating to the Property or any portion thereof or by which it or the Property or any portion thereof is bound.

      5.6   Compliance with Medicaid and Medicare Requirements. To make whatever improvements (capital or ordinary) as are required to conform the Property to, and otherwise to comply in all material respects with, such standards as may, from time to time, be required by Federal Medicare (Title 18) or Medicaid (Title 19) skilled and/or intermediate care nursing programs to the extent Borrower, in Borrower's sole discretion, elects to participate in such program, or any other applicable programs or legislation, or required by any Government Agencies as a condition to the continued operation of the Facilities for its Permitted Use.

      5.7   Other Amendments and Agreements. Not to suffer or permit any change in the Loan Documents, in whole or in part, of the rights of Borrower in any of the Loan Documents, or enter into, modify, amend or terminate any material management, utility agreement, lease, indemnification or similar contract or agreement with respect to any Property the effect of which would be to materially and adversely prejudice Lender's rights or interest in the collateral, without in each instance obtaining the prior written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion; provided, however, that Borrower may enter into a management agreement or lease with Alterra or any Subsidiary of Alterra acting as manager or lessee without the prior written consent of Lender so long as such management agreement (a) is delivered to Lender prior to or simultaneously with the execution hereof, (b) is on terms and conditions which are commercially reasonable, (c) is expressly made subordinate to this Agreement and provides, inter alia, that all amounts due from Borrower to the manager/lessee thereunder shall be subordinate to all amounts due from Borrower to Lender under the Loan Documents (provided that, as long as no Event of Default has occurred and is continuing, Borrower may pay all amounts due to a manager/lessee pursuant to such management agreement or lease), (d) provides for termination thereof, at Lender's option, upon the occurrence of an Event of Default hereunder, and (e) otherwise complies with the remaining provisions of this Section 5.7. Borrower shall not take any action, grant any consent or permit any action under any management agreement or lease so entered with Alterra or any Subsidiary of Alterra which might have a material adverse effect on Lender, without the prior written consent of Lender, and further agrees not to modify, amend or terminate any such management agreement except in accordance with the terms and conditions of this Section 5.7.

      5.8   Maintenance and Repair, Etc. To keep the Property and all private roadways, sidewalks and curbs appurtenant thereto in good order and repair, reasonable wear and tear excepted, and promptly to make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, all of which repairs shall be at least equivalent in quality to the original work.

      5.9   Restoration of Damage. To repair promptly any material loss or damage to the Facilities, whether caused by taking or condemnation, fire, theft, vandalism or other casualty, and to restore promptly the Facilities to substantially the same condition it was in immediately prior to such loss or damage; provided, however, that Borrower's obligation to so restore shall be limited to the extent insurance proceeds or condemnation awards are actually made available for Borrower's use in such restoration, exclusive of any applicable insurance deductibles or any shortfall attributable to Borrower's failure to maintain any required insurance.

      5.10   Examination of Books and Property. After reasonable advance notice from Lender (which notice may be oral), to permit Lender or its representatives to enter the Property and improvements thereon for purposes of inspecting the same; and to permit Lender (and its agents) to examine the books of account of Borrower and make copies thereof at Borrower' expense, at such reasonable times as Lender may request, for the purpose of determining compliance by Borrower with the Loan Documents, subject, however, to the agreement of Lender to use reasonable steps to preserve the confidentiality of the information so obtained and the privacy rights of residents of the Facilities.

      5.11   Financial Information, Etc. To furnish to Lender, promptly upon request at Borrower's sole cost and expense, such unaudited financial and other information with respect to the Property as Lender may from time to time reasonably request in order to comply with any applicable securities laws and/or any rules, regulations or requirements of the Securities and Exchange Commission and, if required or requested, to permit Lender to incorporate by reference any information included in filings made by Alterra with the SEC.

      5.12   Indemnification of Lender. To indemnify and hold harmless Lender from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Lender by reason of the following, except to the extent caused by Lender's gross negligence or willful misconduct: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Property or adjoining sidewalks, including, without limitation, any claims of malpractice and occurring on or after the date on which Borrower or any Affiliated Person as to Borrower acquired the Property, (b) any use, misuse, non-use, condition, management, maintenance or repair of the Property or any litigation, proceeding or claim by governmental entities or other third parties to which Lender is made a party or participant related to the Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof including, failure to perform obligations to which Lender is made a party, in each case to the extent relating to periods on or after the date on which Borrower acquired the Property, (c) any Impositions, and (d) any failure on the part of Borrower or any Affiliated Person as to Borrower to perform or comply with any of the terms of the Loan Documents; and Borrower, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lender using counsel reasonably satisfactory to Lender. Borrower shall pay all amounts due and payable under this Section 5.12 within ten (10) days after demand therefor, and if not timely paid, such amounts shall bear interest at the Default Rate from the due date thereof to the date of payment.

      5.13   Costs, Charges and Expenses. To pay all reasonable costs, charges and expenses, related to the Loan Documents including, without limitation, the following: (a) reasonable attorneys' fees and expenses hereafter incurred by Lender in connection with the negotiation of the Loan Documents; (b) reasonable attorneys' fees and expenses hereafter incurred by Lender in connection with an Event of Default; and (c) title insurance premiums, insurance premiums and recording costs for the Security Agreements.

      5.14   Notices Respecting Property, Etc. To deliver to Lender copies of all material notices and other communications from time to time received by Borrower, Alterra or any Affiliated Person as to either of them with respect to the Property, promptly upon receipt thereof, together with, to the extent requested by Lender from time to time, copies of any other material reports or documents filed by Borrower or Alterra with any third party.

      5.15   Maintenance of Insurance. To maintain or cause to be maintained with respect to the Property the insurance coverages required by the Mortgage.

      5.16   No Sale, Transfer, Liens, Etc. Except in the ordinary course of business, without the prior written consent of Lender (which consent may be given or withheld by Lender in its sole discretion for any reason or for no reason at all), and except as otherwise expressly permitted by this Agreement or the Mortgage, not, directly or indirectly, to suffer or permit any sale, lease, transfer or encumbrance of, or lien upon, the Property or Borrower or any portion thereof or any interest therein, other than (a) Permitted Encumbrances, (b) Change in Control of Alterra as defined in and permitted under the Lease and (c) any other encumbrance or lien then being properly contested in accordance with the Mortgage. Notwithstanding the foregoing, prior to the Maturity Date, Lender shall consent to the sale of any Property so long as the net proceeds of such sale are at least equal to Forty-Seven Thousand Five Hundred Dollars ($47,500) per unit of resident capacity at the Facility located on such Property.

      5.17   Continued Existence, Etc. Not to suffer or permit the termination of the legal existence of Borrower or any Affiliated Person as to Borrower which is a party to any of the Loan Documents or to engage in any business other than the ownership and operation of the Property.

      5.18   Modification of Documents. Not to suffer or permit any material modification, change or amendment to the charter documents of Borrower or any Affiliated Person as to Borrower which is a party to any of the Loan Documents which would materially and adversely affect Borrower' or such other Affiliated Person's ability to perform its obligations under the Loan Documents without the prior written consent of Lender, which consent may be given or withheld in Lender's sole and absolute discretion.

      5.19   Further Assurances. To provide to Lender, within ten (10) days after a request therefor by Lender, the certification of Borrower as to the continuing accuracy of the representations and warranties contained in Article 4 (or specifying any inaccuracies as of such date) and the continuing compliance of Borrower with the covenants contained in this Article 5.

      5.20   Notice of Litigation, Potential Event of Default, Etc. To give prompt notice to Lender of any litigation or any administrative proceeding to which Borrower may hereafter become a party which involves a potential liability equal to or greater than Five Hundred Thousand Dollars ($500,000) with respect to the Facilities or which may otherwise result in any material adverse change in the business, operations, property, prospects, results of operation or condition, financial or other, of Borrower; forthwith upon Borrower obtaining knowledge of any Default, Event of Default or any default or event of default under any agreement relating to indebtedness for money borrowed in an aggregate amount exceeding, at any one time, Five Hundred Thousand Dollars ($500,000).

      5.21   Prompt Payment of Indebtedness. To (a) pay or cause to be paid when due all payments of principal of and premium and interest on Indebtedness for money borrowed and not permit or suffer any such Indebtedness to become or remain in default beyond any applicable grace or cure period, (b) pay or cause to be paid when due all lawful claims for labor and rents, (c) pay or cause to be paid when due all trade payables and (d) pay or cause to be paid when due all other Indebtedness upon which Borrower is or becomes obligated, except, in each case, other than that referred to in clause (a), to the extent payment is being contested in good faith by appropriate proceedings in accordance with the Mortgage and if Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP or unless and until foreclosure, distraint sale or other similar proceedings shall have been commenced.

      5.22   Indebtedness. Borrower shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly for, any Indebtedness except as otherwise expressly permitted by the Loan Documents.

      5.23   Liens and Encumbrances. Except as permitted by Section 5.16 and Section 5.22 hereof or as otherwise expressly permitted by the Loan Documents, Borrower shall not create or incur or suffer to be created or incurred or to exist any Lien on this Agreement or any of Borrower's assets, properties, rights or income, or any of its interest therein, now or at any time hereafter owned.

      5.24   Maintenance of Accounts and Records. To keep true records and books of account in which full, true and correct entries will be made of dealings and transactions in relation to the business and affairs of Borrower in accordance with GAAP.

      5.25   Change of Control of Guarantor. Borrower shall cause each Acquiring Guarantor, as a condition of, and prior to, such Person becoming an Acquiring Guarantor, to execute a Guaranty in favor of Lender pursuant to which the Acquiring Guarantor shall guarantee the payment and performance of Borrower's obligations under the Loan Documents. It is expressly understood and agreed that the foregoing is not intended to release any Guarantor from its liabilities and obligations under its Guaranty and that all Guarantors shall in all events remain liable under their Guaranties.

ARTICLE 6

EVENTS OF DEFAULT

      6.1   Events of Default. The occurrence of any one or more of the following events shall constitute an event of default ("Event of Default") under this Agreement:

6.1.1   onpayment. Should Borrower or any Affiliated Person as to Borrower (as applicable):

(a)     Fail to pay any installment of principal or interest under the Note or any payment of Minimum Rent or Additional Rent (as such terms are defined in the Lease) under the Lease within five (5) days after the date due; or

(b)     Fail to pay when due any other payment required under the Loan Documents or the Lease Documents within five (5) days after receiving notice of such nonpayment.

6.1.2   Insurance. Should Borrower fail to maintain the insurance coverages required by the Mortgage; or

6.1.3   Acquiring Guarantor.     Should Borrower fail to provide a Guaranty from any Acquiring Guarantor in accordance with the provisions of Section 5.25 and such failure shall continue for a period of fifteen (15) days after Notice thereof from Lender to Borrower; or

6.1.4   Other Covenants. Should Borrower or any Affiliated Person as to Borrower default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of the Loan Documents (other than those expressly referred to in this Section 6.1) or any and such default shall continue for a period of thirty (30) days after notice thereof from Lender to Borrower or such Affiliated Person (provided that no such notice shall be required if Lender shall reasonably determine immediate action is necessary to protect person or property); provided, however, that if such default is susceptible of cure but such cure cannot be accomplished within such period of time, and if, in addition, Borrower or such Affiliated Person commences to cure such default within thirty (30) days after notice thereof from Lender, and thereafter prosecutes the curing of such default with all diligence, such period of time shall be extended to a period of time (not to exceed an additional sixty (60) days in the aggregate) as may be necessary to cure such default with all due diligence; or

6.1.5   Other Obligations. Should any obligation of Borrower in respect of any Indebtedness for money borrowed or for the deferred purchase price of any material property or services, or any guaranty relating thereto, be declared to be or become due and payable prior to the stated maturity thereof, or should there occur and be continuing with respect to any such Indebtedness or deferred purchase price, in each case equal to or in excess of Five Hundred Thousand Dollars ($500,000) any monetary default under any instrument or agreement evidencing or securing the same, the effect of which is to permit the holder or holders of such instrument or agreement or a trustee, agent or other representative on behalf of such holder or holders, to cause such any such obligations to become due prior to its or their stated maturity; or

6.1.6   Other Documents. Should any Loan Document or any Lease Document cease to be in full force and effect for any reason or should any Event of Default occur and be continuing under any Loan Document or any Lease Document; or

6.1.7   Representations and Warranties. Should any representation or warranty made by or on behalf of Borrower or any other Person under or in connection with this Agreement, the Note or any Security Agreement, or in any document, certificate or agreement delivered in connection herewith or therewith prove to have been false or misleading in any material respect on the date when made or deemed made; or

6.1.8   Nonpayment of Debts. Should Borrower or any Guarantor generally not be paying its debts as they become due or should Borrower or any Guarantor make a general assignment for the benefit of creditors; provided, however that (i) the failure of Alterra to generally not be paying its debts as they become due or the making of a general assignment by Alterra for the benefit of creditors shall not constitute an Event of Default hereunder if such failure or assignment occurs on or prior to January 31, 2003 or at any time during the pendency of a Conforming Bankruptcy Proceeding filed on or prior to January 31, 2003 and (ii) the sale or disposition by Borrower of the collateral pledged for to secure its obligations under the Loan Documents shall not constitute an Event of Default hereunder provided Lender releases the applicable Mortgage for such collateral in connection therewith; or

6.1.9   Insolvency. Should any petition be filed by or against Borrower or any Guarantor under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Borrower or any Guarantor seeking to adjudicate Borrower or any Guarantor bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of Borrower's debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Borrower or any Guarantor or for any substantial part of the property of Borrower or any Guarantor and such proceeding is not dismissed within one hundred eighty (180) days after institution thereof; provided, however, that the failure of Alterra to comply with this Section 6.1.9 shall not constitute an Event of Default hereunder if such failure or assignment occurs on or prior to January 31, 2003 or at any time during the pendency of a Conforming Bankruptcy Proceeding filed on or prior to January 31, 2003; or

6.1.10   Dissolution, Etc. Should Borrower or any Guarantor cause or institute any proceeding for its dissolution or termination (provided that Borrower may institute a proceeding for its dissolution once its obligations under the Loan Documents have been satisfied and paid in full); or

6.1.11   Cessation of Operations. Should Borrower voluntarily cease operation of any Mortgaged Property for its Permitted Use for a period in excess of thirty (30) consecutive days, except as a result of damage, destruction or partial or complete condemnation the effect of which is to materially and adversely affect by ten percent (10%) or more the aggregate revenue generated by such Mortgaged Property; or

6.1.12   Loss of Premises. Should Borrower be ejected from any substantial portion of any Mortgaged Property or the use thereof for any reason, including, without limitation, by reason of a defect in title to such Mortgaged Property for any reason (except as result of a taking by the power of eminent domain to the extent permitted under the applicable provisions of the Mortgage), the effect of which is to materially and adversely affect by ten percent (10%) or more the revenue generated by such Mortgaged Property); or

6.1.13   Other Liens. Should the estate or interest of Borrower in the Property or any part thereof be levied upon or attached in any proceeding and the same shall not be vacated, discharged or bonded within the later of (x) ninety (90) days after commencement thereof, unless the amount in dispute is less than $100,000, in which case Borrower shall give notice to Lender of the dispute but Borrower may defend in any suitable way, and (y) two hundred seventy (270) days after receipt by Borrower of notice thereof from Lender (unless Borrower shall be contesting such lien or attachment in good faith in accordance with the Mortgage); or

6.1.14   Judgments. Should a judgment for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) be rendered against Borrower and should such judgment or judgments, if unsatisfied after expiration of all applicable appeal periods (and unless insured or bonded to the satisfaction of Lender), remain unstayed for a period in excess of thirty (30) days, or should there be a levy against any property of Borrower in respect of any such judgment.

      6.2   Lender's Rights on Default. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right forthwith, at its election, to exercise any and all rights and remedies available to it at law or in equity, and, in addition, Lender shall have the following specific rights, which shall be cumulative and not exclusive and in addition to any other rights granted to Lender under the Loan Documents or otherwise:

6.2.1   Performance of Obligations. Lender may, in its sole discretion and without notice to Borrower, pay or perform in the name and on behalf of Borrower any obligation of Borrower or any other Person for the purpose of curing such default if it relates to (a) any failure to pay or perform Borrower's obligations under the Loan Documents or to pay any Imposition on or affecting any of the Property, or (b) any other failure to pay or perform any other obligation of Borrower under Loan Documents if the effect of such failure could, in the reasonable opinion of Lender, jeopardize the security provided by the Security Agreements or materially impair the value of any of the Property. Any amounts expended by Lender pursuant to this Section 6.2.1 shall be added to the principal amount of the Note and shall be secured by the Security Agreements and have equal priority with the Loan, and Borrower agrees to repay the same upon demand.

6.2.2   Entire Amount of Note Due and Payable. Lender may, in its sole discretion, declare the entire outstanding and unpaid principal balance of, and all accrued interest and other charges on, the Note to be immediately due and payable and the Note shall thereupon become immediately due and payable without presentment, demand, protest or notice of any kind whatsoever, to or upon Borrower or any other person, all of which are hereby expressly waived.

6.2.3   Right of Lender to Take Control of Property. Lender, either in person or by agent, may, in its sole discretion, at any time or times thereafter with or without bringing any action or proceeding, but after notice to Borrower, or by a receiver appointed by a court, enter upon and take possession of any or all of the Property and may exclude Borrower and their respective successors or assigns, and their partners, agents, servants and employees wholly therefrom and assume control over such Property and may cause operation thereof to be carried on in such manner as it shall deem best. In the event that Lender does assume such control, all amounts expended by it therefor shall be added to the principal amount of the Note and shall be secured by the Security Agreements and have equal priority with the Loan, and Borrower agrees to repay the same upon demand. In the event that Lender takes possession of the Property and assumes control thereof as aforesaid, it shall not be obligated to operate the same longer than it shall see fit and may thereafter at any time abandon such operation and refuse to make further payments for the account of Borrower. Whether or not operation of the Property is continued or abandoned, Lender may apply any and all funds of Borrower held by Lender to the payment of the Note, to the payment of rent and other charges due from the tenant to the landlord under the Lease, to the curing of any default under the Loan Documents or the Lease Documents and to the payment of other amounts due to Lender under the Loan Documents or due to Landlord under the Lease Documents.

ARTICLE 7

RELEASE

      7.1   Release. If Borrower shall sell or otherwise transfer all or any portion of the Property in accordance with all of the terms and conditions of the Loan Documents then, promptly upon Lender's receipt of the full amount of the net proceeds of such sale or transfer (being the excess of the purchase price over reasonable brokerage commissions or finders' fees payable to unaffiliated third parties, prorations and closing costs in connection with such sale ), then Lender and Borrower shall enter into a termination agreement, in form and substance reasonably satisfactory to Lender and Borrower, pursuant to which Lender and Borrower shall terminate each of the Security Agreements which are exclusively related to the Property so sold or transferred and, in connection therewith, Lender shall deliver to Borrower one or more discharges with respect to such Security Agreements. Any such discharge shall be in form and substance satisfactory to Lender in its reasonable discretion so long as the same is in recordable form and is otherwise sufficient to discharge the lien of such Security Agreements as aforesaid. Lender shall cause Landlord to join in the execution of any of the documents referred to in this Section 7.1 to the extent necessary to document the terminations and releases contemplated hereby. Nothing contained in this Section 7.1 shall be construed so as to permit Borrower to sell or otherwise transfer all or any portion of the Property other than in accordance with the terms and conditions of the Loan Documents.

ARTICLE 8

MISCELLANEOUS

      8.1   Notices, Etc. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either (i) in hand, (ii) by telecopier with electronic confirmation of receipt (provided a conforming copy is immediately delivered by hand or by Federal Express or a similar expedited commercial carrier), or (iii) by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c) All such notices shall be addressed,

if to Lender to:

c/o Senior Housing Properties Trust
400 Centre Street
Newton, Massachusetts 02458
Attn: Mr. David J. Hegarty
[Telecopier No. (617) 796-8349]

with a copy to:

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
Attn: Nancy S. Grodberg, Esq.
[Telecopier No. (617) 338-2880]

if to Borrower to:

c/o Alterra Healthcare Corporation
10000 Innovation Drive
Milwaukee, Wisconsin 53227
Attn: Mr. Mark W. Ohlendorf
[Telecopier No. (414) 918-5055]

With a copy to:

Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street, N.E.
Atlanta, Georgia 30303-1601
Attn: Miriam J. Dent, Esq.
[Telecopier No. (404) 525-2224]

(d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

      8.1   Successors and Assigns. This Agreement shall bind, and the benefits hereof shall inure to, Borrower and Lender and their respective successors and assigns; provided, however that Borrower shall have no right to transfer or assign any or all of their respective rights and obligations hereunder without the prior written consent of Lender, which consent may be withheld by Lender in Lender's sole discretion. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of Borrower which are contained in this Agreement, shall inure to the benefit of the successors and assigns of Lender.

      8.3   Survival of Agreement. All covenants, agreements, representations and warranties made in this Agreement, and in the certificates delivered hereunder, shall survive the making by Lender of the Loan herein contemplated and the execution and delivery to Lender of the Note and shall continue in full force and effect so long as this Agreement is in effect or any amount remains owing to Lender hereunder or under the Note and any Security Agreement.

      8.4   Applicable Law, Etc. Except as to matters regarding the internal affairs of Lender and issues of or limitations on any personal liability of the shareholders and trustees of Lender for obligations of Lender, as to which the laws of the State of Maryland shall govern, this Agreement and any other instruments executed and delivered to evidence, complete or perfect the transactions contemplated hereby shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (a) where any such instrument is executed or delivered; or (b) where any payment or other performance required by any such instrument is made or required to be made; or (c) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; or (d) where any action or other proceeding is instituted or pending; or (e) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (f) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or (g) any combination of the foregoing. Notwithstanding the foregoing, the laws of the state in which the Property is located shall apply to the perfection and priority of liens upon and the disposition of and disposition with respect to any of the Property.

To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in The Commonwealth of Massachusetts as is provided by law; and the parties consent to the jurisdiction of said court or courts located in The Commonwealth of Massachusetts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

      8.5   Modification of Agreement. No modification or waiver of any provision of this Agreement, nor any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Lender, and such modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

      8.6   Waiver of Rights by Lender. Neither any failure nor any delay on the part of Lender in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

      8.7   Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and the Agreement shall thereupon be reformed and construed and enforced to the maximum extent permitted by law.

      8.8   Entire Contract. This Agreement, including all annexes and exhibits hereto and all other documents furnished to Lender in connection with this Agreement and the Lease, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the transactions contemplated hereby, including, without limitation, any letter of intent or loan commitment letter.

      8.9   Controlling Provisions. To the extent that the provisions of this Agreement may be inconsistent with any provision of the Security Agreements or any other document delivered by Borrower as security for performance of its obligations under the Note and hereunder, the provisions of this Agreement shall take precedence.

      8.10   Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

      8.11nbsp;  Participations, Etc. Lender shall have the right to sell, assign, participate, syndicate, transfer, divide or hypothecate all or any portion of its investment in the Loan to one or more institutional investors, and, by execution hereof, Borrower agrees to cooperate with Lender to effect such transactions, including, without limitation, providing and agreeing to provide, at Lender's sole cost and expense, necessary disclosures and available information relating to the Facilities, and executing documentation as requested by Lender in providing such disclosures and information and in effecting such transactions and Borrower shall provide full recognition thereto, provided the same does not result in any additional obligation or liability of Borrower.

      8.12   Lender's Liability. (a) The term "Lender" as used in this Agreement so far as covenants or obligations to be performed by Lender are concerned, shall be limited to mean and include only the holders at the time in question of the Note, and in the event of any assignment of the Note, Lender (and in case of any subsequent assignment or conveyances, the then holder) shall be concurrently freed and relieved from and after the date of such assignment or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Lender contained in this Agreement thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Agreement on the part of Lender, shall, subject as aforesaid, be binding on Lender, its successors and assigns, only during and in respect of their respective successive periods as holder of the Note.

(b) THE DECLARATION OF TRUST OF LENDER PROVIDES THAT THE NAME "SNH ALT MORTGAGED PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF LENDER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, LENDER. ALL PERSONS DEALING WITH LENDER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF LENDER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

      8.13   Borrower's Liability. By acceptance hereof, Lender agrees that, except as otherwise set forth in the next succeeding sentences of this paragraph, neither Borrower nor any officer or agent of Borrower, nor any of their respective successors and assigns, shall have personal liability, directly or indirectly, under the Note, this Agreement, the Mortgages or any other Security Agreement, and if any proceeding shall be brought to enforce the provisions of the Note, this Agreement, the Mortgages or any other Security Agreement, Lender shall not be entitled to take any action to procure any money judgment against Borrower, or their respective successors and assigns, and Lender shall have recourse hereunder only against the Property, and against such additional security as may be furnished by or on behalf of Borrower in connection herewith. Notwithstanding the foregoing, Borrower shall be fully and personally liable to Lender for all cost, loss, damage or expense suffered or incurred by Lender (a) as a result of misrepresentation or willful fraud on their part; (b) as a result of the retention of any rental or other income from the Property after an Event of Default shall have occurred and shall be continuing (to the full extent of such rental or other income so retained and collected by Borrower); (c) to the extent of the fair market value of any personal property or fixtures removed from the Property or disposed of by Borrower in violation of the terms of the Security Agreements while an Event of Default shall have occurred and be continuing; (d) as a result of the misapplication of any proceeds in violation of the terms of the Security Agreements (to the full extent of such misapplied proceeds) under any insurance policies or awards resulting from condemnation or the exercise of the power of eminent domain by reason of damage, loss or destruction of any portion of the Property. If two or more persons or entities are named as Borrower herein, each of such persons or entities shall be jointly and severally liable for the obligations of Borrower hereunder, and Lender may proceed against any one without first having commenced proceedings against any other of them.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement under seal as of the date above first written.

BORROWER:

POMACY CORPORATION, a Delaware corporation

By:     /s/ Mark W. Ohlendorf

Mark W. Olendorf
Vice President

LENDER:

SNH ALT MORTGAGED PROPERTIES TRUST, a
Maryland real estate investment trust

By:     /s/ John R. Hoadley
John R. Hoadley
Treasurer